SECOND AMENDMENT TO
                                 LEASE AGREEMENT

     (By and Between Casella Associates and Casella Waste Management, Inc.)

Agreement made this 20th day of November, 1997, among Casella Associates, a Vermont partnership of Rutland, Vermont (hereinafter referred to as "Lessor") and Casella Waste Management, Inc., a Vermont corporation with a principal place of business at Rutland, Vermont (hereinafter referred to as "Lessee"). Any and all references within this Agreement to "the parties" shall mean the aforementioned Lessor and Lessee.

                                    RECITALS

         Whereas, the parties entered into a Lease Agreement dated August 1, 1993 and an Amendment to Lease Agreement dated December 9, 1994 (hereinafter collectively referred to as the "Lease Agreement") with regard to premises located at 25 Greens Hill Lane, Rutland, Vermont (hereinafter referred to as the "Premises"); and

         Whereas, the parties wish to add the following Sections to said Lease
Agreement:

         (a) Section 14(a) - Capital Improvements, with respect to capital improvement to be made to the premises by the Lessee; and

         (b) Section 14(b) - Lessor's Option to Purchase, with respect to capital improvements made by Lessee.

                                   PROVISIONS

Now therefore, in consideration of the mutual terms contained herein, the parties agree as follows:

A.       Section 14(a) of the Lease Agreement shall be added as follows:

         14(a). Capital Improvements. Capital Improvements shall be defined as any and all improvements made to the Premises, including but not limited to, all renovations, as well as any and all improvements made to the real estate, including, but not limited to, paving and landscaping.

         Lessor has given Lessee consent to upgrade and make capital improvements to the Premises to meet Lessee's immediate and future needs, which will allow Lessee to consolidate all of their management employees within the Premises. Said improvements commenced October, 1997 and will continue until the improvements are completed. The cost of said capital improvements is currently estimated at $500,000.00, which amount shall be paid by Lessee.



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B. Section 14(b) of the Lease Agreement shall be added as follows:

         14(b). Lessor's Option to Purchase Capital Improvements. Lessor shall have the right to purchase from Lessee the capital improvements to the Premises as made by Lessee in 14(a) above. The purchase price to be paid by Lessor shall be on a declining scale based upon the net book value of the capital improvements, depreciated on a 15-year scale (which is the estimated life of the improvements made to Premises). Lessor's option to purchase said capital improvements from Lessee shall be valid until December 31, 2002. If Lessor fails to exercise its option to purchase by December 31, 2002, Lessee shall have the right to purchase the Premises from Lessor at the expiration of the initial term of the Lease, on April 30, 2003, for Three Hundred Twenty-Four Thousand Dollars ($324,000.00), which amount represents the fair market value of the Premises prior to the capital improvements. As an example, Lessor's purchase price of said capital improvements would be as follows:

         Estimated Cost of Capital Improvements by Lessee:       $  500,000.00
         Estimated Work Completion Date:                              12/31/97
         Monthly Depreciation (SL @ 15 Year Life):               $    2,777.78

         Lessor's Purchase Price on 12/31/98:                    $ 466,667.00
         Lessor's Purchase Price on 12/31/2000:                  $ 400,000.00
         Lessor's Purchase Price on 12/31/2002:                  $ 333,333.00

C. The parties agree that in all other respects, the terms and conditions of Lease Agreement dated August 1, 1993 and the Amendment to Lease Agreement dated December 9, 1994 shall remain in full force and effect.


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In witness whereof, the parties hereto have set their hands and seals on the day and year first above written.


In the presence of:                    Casella Associates (Lessor),


/s/Joseph Fusco                 By:    /s/John Casella
                                       -----------------------------------------
                                       John W. Casella, Partner


                                       Casella Waste Management, Inc. (Lessee),



/s/Joseph Fusco                 By:    /s/Jerry S. Cifor
                                       -----------------------------------------
                                       Jerry S. Cifor, Vice President & CFO





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